Exhibit 99.1

KNIGHT TRADING GROUP ANNOUNCES GAAP LOSS OF $0.42

PER DILUTED SHARE FOR SECOND QUARTER 2004

Operating earnings were $0.09 per diluted share in second quarter 2004, excluding regulatory and real estate charges of $0.51 per diluted share

For second quarter 2003, Knight reported GAAP earnings of $0.13 per diluted share, including loss from discontinued operations of $0.01 per share

Despite unfavorable market conditions, all three business segments were profitable on an operating basis during second quarter 2004

JERSEY CITY, New Jersey (July 21, 2004) – Knight Trading Group, Inc. (Nasdaq: NITE) today reported a GAAP loss of $47.8 million for the second quarter of 2004, or a loss of $0.42 per diluted share. For the second quarter of 2003, the company reported GAAP earnings of $14.8 million, or $0.13 per diluted share.

As previously announced July 7, 2004, the company reached an agreement in principle with the staffs of the U.S. Securities and Exchange Commission and NASD to settle investigations in connection with specific institutional trade activity, conduct and supervision that occurred in 1999 through 2001; and books and records, document production and record-keeping deficiencies. During the second quarter, the company recorded $79.2 million in pre-tax charges for regulatory and related matters. In addition, the company recorded a pre-tax charge of $2.6 million in the second quarter relating to excess real estate capacity. In the aggregate, these charges were $58.0 million, net of tax, or $0.51 per diluted share. Excluding these charges, the firm had operating earnings of $10.1 million, or $0.09 per diluted share, for the second quarter of 2004.

The results for the second quarter of 2003 included a loss from discontinued operations of $1.1 million, net of tax, or $0.01 per diluted share, related to the closure of Knight Securities Japan. Excluding this item, the firm had earnings from continuing operations of $15.9 million, or $0.14 per diluted share, for the second quarter of 2003.

Revenues for the second quarter of 2004 were $176.0 million, compared to $159.4 million for the second quarter of 2003.

“Knight was successful at reaching profitability across all business lines despite the second-quarter market doldrums,” said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. “The company remains the market leader for small- and mid-cap equities, and we continue to see success in our growing institutional business. Institutions may be trading less overall during this low part of the market cycle, but Knight has not pulled back on the personnel investments and sales and marketing efforts that are helping us develop and expand our relationships. We’re pleased with the solid, profitable performance of our options business during the quarter in the face of options market challenges. And finally, Deephaven was able to both raise assets to greater than $3 billion at the end of June and produce fund returns that were in line with its peer group.”

	Q2 2004	Q2 2003
Revenues ($)	175,966,642	159,383,353
Net (loss)/income from continuing operations ($)	(47,846,062)	15,859,342
Loss from discontinued operations, net of tax ($)	—	(1,068,366)
Net (loss)/income ($)	(47,846,062)	14,790,976
Diluted EPS from continuing operations ($)	(0.42)	0.14
Diluted EPS from discontinued operations ($)	—	(0.01)
Diluted EPS ($)	(0.42)	0.13
U.S. equity dollar value traded (in $ millions)	416,798	385,474
U.S. equity trades executed (in thousands)	49,058	47,057
Average daily U.S. equity trades (in thousands)	791	747
Nasdaq and Listed equity shares traded (in millions)	28,936	37,336
OTC Bulletin Board and Pink Sheet shares traded (in millions)	376,153	47,066
U.S. options contracts traded (in thousands)	20,763	16,016

	YTD 2004	YTD 2003
Revenues ($)	415,810,231	285,719,181
Net (loss)/income from continuing operations ($)	(16,031,607)	7,079,940
Loss from discontinued operations, net of tax ($)	—	(2,124,297)
Net (loss)/income ($)	(16,031,607)	4,955,643
Diluted EPS from continuing operations ($)	(0.14)	0.06
Diluted EPS from discontinued operations ($)	—	(0.02)
Diluted EPS ($)	(0.14)	0.04
U.S. equity dollar value traded (in $ millions)	921,413	660,139
U.S. equity trades executed (in thousands)	108,650	81,335
Average daily U.S. equity trades (in thousands)	876	656
Nasdaq and Listed equity shares traded (in millions)	69,863	63,927
OTC Bulletin Board and Pink Sheet shares traded (in millions)	696,708	87,066
U.S. options contracts traded (in thousands)	42,292	28,892

Equity Markets

During the second quarter of 2004, the Equity Markets business segment, which principally consists of domestic equity market-making and institutional sales operations, generated total revenues of $127.3 million versus $108.1 million during the second quarter of 2003.

Derivative Markets

During the second quarter of 2004, the company’s Derivative Markets business segment, which principally consists of options market-making and option specialist operations, generated total revenues of $39.1 million versus $37.4 million during the second quarter of 2003.

Asset Management

The company’s Asset Management business segment generated $8.1 million in asset management fees during the second quarter of 2004, compared to $9.8 million in the same period a year ago. The decrease reflects lower returns, but higher assets under management. Asset Management had approximately $3.2 billion under management at June 30, 2004 versus $1.3 billion at June 30, 2003. The company earned $490,000 during the second quarter of 2004 on its investment in the Deephaven funds, down from $3.9 million in the second quarter of 2003.

Knight Trading Group had 942 employees at the end of the second quarter 2004, compared to 939 at the end of 2003.

“Market conditions deteriorated with the passing of each month in the second quarter, and the near term does not seem to hold much promise for the higher volume and volatility that creates strong trading opportunities for Knight,” Mr. Joyce said. “Like others in the financial services industry, we are looking toward the post-election period as the time when, traditionally, investors shake off their uncertainty and take a fresh look at equities. We can’t predict when equity market conditions will improve. But we can maintain a long-term strategy, continue to operate Knight’s businesses profitably, and position ourselves for the inevitable market rebound.”

Liquidity and Stock Repurchase Plan

The company had $773.2 million in stockholders’ equity as of June 30, 2004, equivalent to a book value of $6.67 per share. As of June 30, 2004, the company had $223.6 million in cash and cash equivalents and a $207.9 million investment in funds managed by its Deephaven subsidiary.

At its April 20, 2004 meeting, the Board of Directors authorized a $15 million increase in the size of the company’s stock repurchase program to $110 million from $95 million. During the second quarter of 2004, the company repurchased 824,900 shares. To date, the company has repurchased 15,641,800 shares for $90.4 million under the program. The company cautions that there are no assurances that any further repurchases may actually occur.

Knight Trading Group had approximately 116.0 million shares of common stock outstanding as of June 30, 2004.

Copies of this earnings release and other information on the company can be obtained via the Internet at the company’s Web site, or by calling the company’s toll-free investor information line at 1-877-INFO-NITE. The company will conduct its second quarter earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Daylight Time (EDT) today, July 21, 2004. The conference call will be Webcast live at 9:00 a.m. (EDT) for all investors and interested parties on Knight’s Web site. In addition, the company will release its volume statistics for June 2004 before the start of trading today on Knight’s Web site.

* * *

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in equities and derivatives. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the equity market. Knight also operates an asset management business for institutions and high net worth individuals. To be a valued partner, Knight strives to provide superior client service and will continue to tailor its offering to meet the needs of its clients. More information about Knight can be obtained at www.knighttradinggroup.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its net income (loss) amounts for certain reporting periods before charges, writedowns and discontinued operations to assist the reader in understanding the impact of these charges, writedowns and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

CONTACTS	Margaret Wyrwas	Judy Pirro
	Senior Managing Director, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com	Vice President, Investor & Shareholder Relations 201-356-1548 or jpirro@knighttrading.com

	Kara Fitzsimmons Vice President, Corporate Communications 201-356-1523 or kfitzsimmons@knighttrading.com	Greta Morley Assistant Vice President, Marketing Communications & Public Relations 201-557-6948 or gmorley@knighttrading.com

[Financial Tables Follow]

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS*

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
REVENUES
Net trading revenue	$89,730,381	$100,980,052	$226,800,570	$171,168,255
Commissions and fees	78,246,615	42,875,984	163,619,252	75,569,624
Asset management fees	8,106,756	9,766,106	22,038,887	23,991,827
Interest and dividends, net	(1,477,813)	1,236,869	(4,335,948)	3,007,231
Investment income and other	1,360,703	4,524,342	7,687,470	11,982,244

Total revenues	175,966,642	159,383,353	415,810,231	285,719,181

EXPENSES
Employee compensation and benefits	65,750,925	61,441,064	145,599,876	115,459,037
Execution and clearance fees	37,087,489	30,644,548	81,379,819	59,862,172
Payments for order flow	15,348,457	11,269,288	34,859,953	22,182,079
Soft dollar and commission recapture expense	14,236,854	1,607,847	30,012,769	2,275,321
Communications and data processing	7,742,138	8,002,990	15,519,563	16,737,296
Depreciation and amortization	4,924,095	7,395,158	10,715,471	15,510,796
Occupancy and equipment rentals	4,738,800	4,902,294	9,559,976	9,337,926
Professional fees	4,205,807	3,783,242	7,796,686	7,575,406
Business development	1,956,727	1,880,747	4,099,524	3,830,652
Writedown of assets and lease loss accrual	2,623,986	—	2,623,986	17,412,066
Regulatory charges and related matters	79,200,000	—	79,200,000	—
Other	2,436,711	2,045,884	5,398,643	4,710,440

Total expenses	240,251,989	132,973,062	426,766,266	274,893,191

(Loss)/Income before income taxes and discontinued operations	(64,285,347)	26,410,291	(10,956,035)	10,825,990
Income tax (benefit)/expense	(16,439,285)	10,550,949	5,075,572	3,746,050

Net (loss)/income from continuing operations	(47,846,062)	15,859,342	(16,031,607)	7,079,940
Loss from discontinued operations, net of tax	—	(1,068,366)	—	(2,124,297)

Net (loss)/income	$(47,846,062)	$14,790,976	$(16,031,607)	$4,955,643

Basic and diluted earnings per share from continuing operations	$(0.42)	$0.14	$(0.14)	$0.06

Basic and diluted earnings per share from discontinued operations	$—	$(0.01)	$—	$(0.02)

Basic and diluted earnings per share	$(0.42)	$0.13	$(0.14)	$0.04

Shares used in computation of basic earnings per share	112,971,307	110,605,879	113,222,334	112,318,599

Shares used in computation of diluted earnings per share	112,971,307	113,616,863	113,222,334	115,006,879

*	Certain prior period amounts have been reclassified to conform to the current year presentation.

KNIGHT TRADING GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$223,560,628	$262,200,309
Securities owned, held at clearing brokers, at market value	3,351,750,964	3,025,120,511
Receivable from brokers and dealers	504,031,170	269,815,897
Investment in Deephaven sponsored funds	207,899,205	197,605,068
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	38,658,542	37,557,829
Strategic investments	25,922,073	20,516,876
Goodwill	23,626,692	21,109,518
Intangible assets, less accumulated amortization	13,496,009	14,696,175
Other assets	142,892,410	109,196,325

Total assets	$4,531,837,693	$3,957,818,508

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$2,593,811,020	$2,658,090,718
Payable to brokers and dealers	919,642,804	313,744,175
Accrued compensation expense	89,195,314	116,668,586
Accounts payable, accrued expenses and other liabilities	155,997,181	79,183,251

Total liabilities	3,758,646,319	3,167,686,730

Stockholders’ equity
Class A common shares	1,304,720	1,281,871
Additional paid-in-capital	398,293,169	370,897,405
Retained earnings	483,025,149	499,056,756
Treasury stock, at cost	(85,181,965)	(68,795,258)
Unamortized stock-based compensation	(24,249,699)	(12,308,996)

Total stockholders’ equity	773,191,374	790,131,778

Total liabilities and stockholders’ equity	$4,531,837,693	$3,957,818,508

KNIGHT TRADING GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES

	For the three months ended June 30,		For the six months ended June 30,
	2004	2003	2004	2003
GAAP NET(LOSS) INCOME	$(47,846,062)	$14,790,976	$(16,031,607)	$4,955,643

Adjustments, net of tax:
Writedown of assets and lease loss accrual	1,521,912	—	1,521,912	10,274,827
Regulatory charges and related matters	56,436,000	—	56,436,000	—
Loss from discontinued operations	—	1,068,366	—	2,124,297

Net impact of writedowns and charges	57,957,912	1,068,366	57,957,912	12,399,124

EARNINGS FROM OPERATIONS	$10,111,850	$15,859,342	$41,926,305	$17,354,767

GAAP NET (LOSS) INCOME PER DILUTED SHARE	$(0.42)	$0.13	$(0.14)	$0.04

Adjustments, net of tax:
Writedown of assets and lease loss accrual	0.01	—	0.01	0.09
Regulatory charges and related matters	0.50	—	0.50	—
Loss from discontinued operations	—	0.01	—	0.02

Net impact of writedowns and charges	0.51	0.01	0.51	0.11

EARNINGS FROM OPERATIONS PER DILUTED SHARE	$0.09	$0.14	$0.37	$0.15